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                                 October 6, 1997




A.C. Moore Arts & Crafts, Inc.
500 University Court
Blackwood, New Jersey 08012

    Re:    A.C. Moore Arts & Crafts, Inc.
           Common Stock
           Registration Statement on Form S-1
           ----------------------------------

Gentlemen:

         We have acted as counsel to A.C. Moore Arts & Crafts, Inc. (the "Company") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 3,105,000 shares of Common Stock, no par value (the "Common Stock"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined, and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.


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A.C. Moore Arts & Crafts, Inc.
October 6, 1997
Page 2

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                          Sincerely,



                                          BLANK ROME COMISKY & McCAULEY



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                                   EXHIBIT "A"
                                   -----------



         1.       The Company's Articles of Incorporation.

         2.       The Company's Bylaws.

         3. Resolutions of the Board of Directors adopted by unanimous consent of the Directors with respect to the sale by the Company of its Common Stock pursuant to the Registration Statement.

         4. Form of Stock Certificate filed as an exhibit to the Registration Statement.

         5.       The Registration Statement.